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                                                                     EXHIBIT 3.2

                               CODE OF BY-LAWS OF
                               TOMMY MOORE, INC.

ADOPTED AT ORGANIZATIONAL MEETING OF THE STOCKHOLDERS AND BOARD OF DIRECTORS NAMED IN THE ARTICLES OF INCORPORATION HELD ON THE 1ST DAY OF APRIL, 1959, IN ACCORDANCE WITH THE CALL OF MAJORITY OF THE INCORPORATORS.

                                   ARTICLE 1.

                                      NAME

     Section 1.     The name of this corporation is TOMMY MOORE, INC.

                                    LOCATION

     Section 2. The location of its registered office and principal place of business shall be the following address: 2621 Cravens Rd., Fort Worth, Texas.

                                CORPORATION SEAL

     Section 3. The corporation seal of this corporation shall have inscribed thereon TOMMY MOORE, INC., An impression of the seal is as follows:


(SEAL)


                                  ARTICLE II.

                            SHARES AND SHAREHOLDERS

     Section 1. A statement of the aggregate number of shares of which this corporation shall have the authority to issue and the par value of each of such shares is stated in Article IV of its Articles of Incorporation and reference is made thereto for all purposes.

     Section 2. The shareholders of this corporation shall be those who appear on the books of the company as the holder of one or more shares of the shares of stock of this corporation for the purpose of determining the owners thereof for voting.
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     Section 3.     All transfers of the shares of this corporation shall be
made as required by the Uniform Stock Transfer Act. Certificates of shares shall be surrendered and cancelled at the time of transfer. No transfer of shares shall be made within ten days next preceding the date appointed for paying a dividend.

     Section 4. In the case of the loss or the destruction of a certificate of share, another may be issued in its place upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity. The provisions of the Uniform Stock Transfer Act as to court order may be required.

     Section 5. All certificates of shares of the corporation, when issued, shall be signed by the President or a Vice-President and the Secretary or Assistant Secretary, and be sealed with the seal of the corporation or a facsimile thereof. Each certificated representing shares shall state upon the face thereof:

     (1)  The name of the person to whom issued;

     (2)  The par value of each share represented by such certificate;

     (3)  That the corporation is organized under the laws of this state.

     No certificate shall be issued for any share until the consideration therefore fixed, as provided by law, has been fully paid.

     Section 6. Subscriptions for shares shall be paid at such time or in such installments and at such times as shall be determined by the Board of Directors. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation. The Board of Directors shall have the right to provide that failure to pay installments or calls shall work a forfeiture of subscription and all amounts paid thereon. Provided, however, no written demand has been made therefor.

                                  ARTICLE III.

                            MEETINGS OF SHAREHOLDERS

     Section 1. The regular meeting of the shareholders of this corporation shall be held at the registered office of the corporation in Fort Worth, Texas, at 10 o'clock A.M., on the 1st. day of June each year. Provided, however, that should said date fall upon a legal holiday or Sunday, then the regular annual meeting for that particular year shall be held on the next succeeding business or secular day.

     Section 2. Special meetings of the shareholders may be called by the President, the Board of Directors or the holders of not less than one-third of all of the shares entitled to vote at the meeting.

                                                                       Page two.
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     Section 3.     Written or printed notice stating the place, day and hour
of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting.

     Section 4. Each meeting of the shareholders shall be presided over by the President of the corporation, if present, in his absence the Vice-President or in the absence of both the President and Vice-President shall be organized by the election of a chairman and the Secretary or Assistant Secretary of the corporation shall attend each meeting of the shareholders and act as Secretary thereof. A Majority of the shares represented in person or by proxy shall constitute a quorum. A less number, however, may adjourn any meeting (regular or special) from time to time until a quorum can be obtained.

     Section 5. All proxies shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from date of its execution unless otherwise provided in the proxy. All proxies shall be filed with the Secretary of the meeting before being voted upon.

                                  ARTICLE IV.

                               BOARD OF DIRECTORS

     Section 1. The Directors of this corporation shall have the general management of the business and affairs of the corporation.

     Section 2. The corporation shall have until otherwise provided in the by-laws of the corporation, not less than three nor more than five directors.

     Section 3. A majority of the Directors qualified and acting shall constitute a quorum.

     Section 4. Each Director shall serve from his election for one year or until his successor shall have been duly elected.

     Section 5. Within a reasonable time after the election of each new Board of Directors, such newly elected directors shall convene in meeting for the purpose of election of officers, and for the purpose of such other business as may be desired by those present at such meeting. For the purpose of electing each officer, each director present shall be entitled to one vote. Such meeting of the directors present shall be a general and regular meeting of the Board of Directors and any business of the corporation may be transacted thereat.

                                                                     Page three.
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     Section 6.     The Board of Directors of this corporation may hold without notice, special meetings at any time and at any place of unanimous consent. The president of the corporation or a majority of the qualified and acting directors may call a special meeting of the Board of Directors to be held at any time and at any place. Notice of each of such special meetings so called shall be given by the Secretary in either or by a combination of the following methods, to-wit:

     (a) Actual notice in person or by telephone to each director at least two days in advance of the date set for meeting.

     (b) Notice by mail or telegraph sent to each director in time in regular course of business to each respective director at least two days prior to the date set for such meeting. In case of written or telegraphic notices, the same shall be sufficient if sent charges prepaid to the last address known to the secretary as shown by the records of the corporation of each respective director.

     (c) Notice of any particular meeting may be given to a part of the directors in one manner and to the remaining directors in a different manner. The directors may waive notice.

     Section 7. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 8. The president of the corporation shall act as Chairman of all meetings of the Board of Directors and in his absence those present at any meeting of the Board of Directors shall organize by the election of a Chairman Pro Tem. The secretary or assistant secretary of the corporation shall attend all meetings of the Board of Directors and act as Secretary thereof.

                                   ARTICLE V.

                           OFFICERS AND THEIR DUTIES

     Section 1. The officers of this corporation shall be a President, Vice-President, a Secretary and a Treasurer. Any two or more officers may be held by the same person except that the President and the Secretary shall not be the same person.

     Section 2. The term of office of each officer shall be one year from his election, but each officer shall serve until his successor shall have been duly elected.

     Section 3. Each new Board of Directors, at its first meeting shall choose and elect from its number the President. Each new Board of Directors, at its first meeting shall choose and elect also the remaining officers of the corporation for the ensuing year, but it shall not be necessary for any of the latter officers to be members of the Board of Directors.

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     Section 4.     Each new officer of the corporation shall have all the
rights, powers, duties and privileges usually incident to this respective office in an ordinary private corporation for profit.

                                   ARTICLE VI

                       BOOKS, RECORDS, CHECKS AND DRAFTS

     Section 1. The general books, records and share certificate books of this corporation shall be kept at its registered office.

     Section 2. Any person who shall have been a shareholder of record for at least six months immediately preceding his demand, or shares of the corporation, upon written demand, stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any time or times, for proper purpose, the corporation books, records, minutes and record of shareholders and shall be entitled to make extracts therefrom.

     Section 3. All checks, drafts, notes, bonds or other negotiable instruments or obligations of this corporation shall be endorsed, signed or executed by the President, or in such manner as the Board of Directors may from time to time provide.

                                  ARTICLE VII

                                   AMENDMENTS

     These by-laws may be amended at any time and from time to time in the manner and as authorized by the laws of the State of Texas.


                                             TOMMY MOORE, INC.




ATTEST:


/s/ B. MOORE                                 BY  /s/ T. W. MOORE
-------------------------                        ---------------------------
SECRETARY                                    PRESIDENT

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                           UNANIMOUS WRITTEN CONSENT
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                               TOMMY MOORE, INC.

     The undersigned, being all of the members of the Board of Directors of Tommy Moore, Inc., a Texas corporation (the "Corporation"), do hereby consent to the adoption of the following resolution:

     RESOLVED, that Article IV, Section 2 of the Corporation By-laws be amended to read as follows:

          "The Corporation shall have otherwise provided in the by-laws of the Corporation, not less than two nor more than five directors."

     Executed as of, but not necessarily on, the 27th day of May, 1980.

                                                  /s/ T. W. MOORE
                                                  ------------------------------
                                                  T. W. Moore

                                                  /s/ BETTY JO MOORE
                                                  ------------------------------
                                                  Betty Jo Moore